ALMADEN MINERALS LTD.	1103 - 750 West Pender St. Vancouver, B.C. V6C 2T8 604 - 689 - 7644 604 - 689 - 7645 Email: info@almadenminerals.com

NOTICE TO READER

In accordance with National Instrument 51-102 released by the Canadian Securities Administrators, the Company discloses that its auditors have not reviewed the unaudited interim consolidated financial statements for the period ended June 30, 2005.

ALMADEN MINERALS LTD.
Consolidated Interim Balance Sheets

June 30, 2005 and December 31, 2004

	June 30, 2005	December 31, 2004
	(unaudited)	(audited)
ASSETS

CURRENT
Cash and cash equivalents	$3,150,348	$4,125,706
Accounts receivable and prepaid expenses	241,267	213,176
Marketable securities (Note 2)	550,314	504,754
Inventory (Note 3)	274,768	274,768
TOTAL CURRENT ASSETS	4,216,697	5,118,404
PROPERTY, PLANT AND EQUIPMENT	903,060	575,142
RECLAMATION DEPOSIT	81,500	81,500
MINERAL PROPERTIES (Note 4)	4,848,865	4,440,229
TOTAL ASSETS	$10,050,122	$10,215,275

LIABILITIES

CURRENT
Accounts payable and accrued liabilities	$228,590	$79,134
Mineral taxes payable	379,653	379,653
TOTAL CURRENT LIABILITIES	608,243	458,787

SHAREHOLDERS’ EQUITY

Share capital
Authorized
100,000,000 common shares without par value
Issued (Note 5)
31,478,067 shares – June 30, 2005
31,142,767 shares – December 31, 2004	25,381,519	25,258,538
Contributed surplus (Note 5)	1,801,354	1,598,354
Deficit accumulated during the exploration stage	(17,740,994)	(17,100,404)
TOTAL SHAREHOLDER’S EQUITY	9,441,879	9,756,488
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,050,122	$10,215,275

ON BEHALF OF THE BOARD:

“Duane Poliquin”

Duane Poliquin, Director

“James E. McInnes”

James E. McInnes, Director

ALMADEN MINERALS LTD.
Consolidated Interim Statements of Operations and Deficit

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004

REVENUE
Mineral properties	$3,527	$89,902	$117,049	$109,768
Interest income	20,336	18,024	41,311	43,009
Other income	45,819	5,355	53,571	23,186
	69,682	113,281	211,931	175,963

EXPENSES
General and administrative expenses (Schedule)	160,925	214,546	344,337	374,525
General exploration expenses	200,822	138,097	336,420	320,121
Write-down of interests in mineral properties	10,647	1,322	21,719	14,325
Stock option compensation	213,600	-	213,600	28,963
	585,994	353,965	916,076	737,934
	(516,312)	(240,684)	(704,145)	(561,971)
WRITE-DOWN OF MARKETABLE SECURITIES	(18,665)	-	(82,061)	-
GAIN (LOSS) ON SALE OF SECURITIES	38,086	(30,645)	97,730	(41,221)
GAIN ON SALE OF PROPERTY, PLANT AND EQUIPMENT	-	-	10,995	-
FOREIGN EXCHANGE GAIN	19,200	12,641	36,891	20,286

NET LOSS	(477,691)	(258,688)	(640,590)	(582,906)

DEFICIT, ACCUMULATED DURING EXPLORATION STAGE, BEGINNING OF PERIOD	(17,263,303)	(14,020,419)	(17,100,404)	(13,696,201)

DEFICIT, ACCUMULATED DURING EXPLORATION STAGE, END OF PERIOD	$(17,740,994)	$(14,279,107)	$(17,740,994)	$(14,279,107)

NET LOSS PER SHARE Basic and fully diluted	$(0.02)	$(0.01)	$(0.02)	$(0.02)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	31,202,362	29,713,292	31,183,431	29,674,860

ALMADEN MINERALS LTD.
Consolidated Interim Statements of Cash Flows

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004

OPERATING ACTIVITIES
Net loss	$(477,691)	$(258,688)	$(640,590)	$(582,906)
Items not affecting cash
Depreciation	35,186	16,706	53,439	28,837
(Gain) loss on marketable securities	(38,086)	30,645	(97,730)	41,221
Write-down of marketable securities	18,665	-	82,061	-
Write-down of interests in mineral properties	10,647	1,322	21,719	14,325
Stock-based compensation	213,600	-	213,600	28,963
Gain on sale of property, plant and equipment	-	-	(10,995)	-
Changes in non-cash working capital components
Accounts receivable and prepaid expenses	74,884	(165,634)	(28,091)	(279,379)
Accounts payable and accrued liabilities	114,465	155,181	149,456	175,186
Deferred exploration advances	(103,470)	(5,867)	-	(50,379)
	(151,800)	(226,335)	(257,131)	(624,132)

FINANCING ACTIVITIES
Issuance of shares – net of expenses	91,131	213,245	112,381	782,706

INVESTING ACTIVITIES
Marketable securities
Net proceeds	50,133	153,382	162,609	15,226
Property, plant and equipment
Purchases	(338,110)	(63,049)	(370,362)	(135,500)
Mineral properties
Costs	(249,638)	(244,632)	(622,855)	(337,893)
	(537,615)	(154,299)	(830,608)	(458,167)

NET CASH OUTFLOW	(598,284)	(167,389)	(975,358)	(299,593)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,748,632	4,706,710	4,125,706	4,838,914

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,150,348	$4,539,321	$3,150,348	$4,539,321

ALMADEN MINERALS LTD.
Notes to Consolidated Interim Financial Statements

(unaudited)

1.         BASIS OF PRESENTATION

These interim unaudited consolidated financial statements do not include all the disclosure required by Canadian generally accepted accounting principles for annual statements and should be read in conjunction with the annual audited financial statements for the year ended December 31, 2004, specifically the following Notes: Note 1 on the Nature of Operations; Note 2 on Significant Accounting Policies; Note 3 on Accounting Changes; and Note 16 on Contingency. These statements are prepared in accordance with recommendations for interim financial statements in conformity with Canadian generally accepted accounting principles.  They have been prepared using the same accounting policies and methods as those used in the December 31, 2004 accounts.

2.

MARKETABLE SECURITIES

	June 30,	December 31,
	2005	2004

Money market investments	$-	$-
Equity securities	550,314	504,754
	$550,314	$504,754

The market value of the investments as at June 30, 2005 was $1,024,849 (December 31, 2004 - $1,045,147).

3.         INVENTORY

Inventory consists of 1,597 ounces of gold bullion which is valued at the lower of average cost of mining and estimated net realizable value. The market value of the gold at June 30, 2005 is $854,555 (December 31, 2004 - $843,599).

ALMADEN MINERALS LTD.
Notes to Consolidated Interim Financial Statements

(unaudited)

4.

MINERAL PROPERTIES

	June 30, 2005	December 31, 2004
Canada
Elk 100% interest in mineral claims in British Columbia which includes the Siwash gold deposit	$2,703,237	$2,557,245
ATW Net 37.5% interest in mineral claims near Lac De Gras, Northwest Territories	211,514	196,944
PV 100% interest in mineral claims in British Columbia	117,959	130,897
MOR 100% interest in mineral claims in the Yukon Territory	31,697	31,524
SAM 100% interest in mineral claims in British Columbia	26,012	57,599
Rock River Coal 50% interest in 187,698 acre coal prospect in the Yukon Territory	39,375	39,339
Cabin Lake 100% interest in mineral claims in the Yukon Territory	1	1
Caribou Creek 100% interest in mineral claims in the Yukon Territory	1	1

Mexico
Caballo Blanco Option to purchase 100% interest in mineral claims in Veracruz State	542,416	524,885
El Pulpo 100% interest in mineral claims in Sinaloa State	1	1
San Carlos / San Jose 100% interest in the San Carlos and San Jose mineral claims in Tamaulipas State	230,732	203,142
Galeana Option to purchase 100% interest in mineral claims in Chihuahua State	1	1
Yago / La Sarda 100% interest in mineral claims in Nayarit State	314,142	277,465
Fuego 100% interest in mineral claims in Oaxaca State	1	58,135

Interests in various other mineral claims	631,776	363,050
	$4,848,865	$4,440,229

ALMADEN MINERALS LTD.
Notes to Consolidated Interim Financial Statements

(unaudited)

4.

MINERAL PROPERTIES (Continuted)

(a)

Sam

The Company acquired a 100% interest in the Sam property by staking.   During the six months ended June 30, 2005, the Company entered into an agreement with Strongbow Exploration Inc. (“Strongbow”).  To earn a 60% interest, Strongbow must incur exploration expenditures of $4,000,000 and issue 1,000,000 shares to the Company by December 31, 2010.

5.

SHARE CAPITAL

The changes in issued shares since December 31, 2004 to June 30, 2005 are as follows:

	Number	Amount

Balance, December 31, 2004	31,142,767	$25,258,538
Issued in the period for cash
Exercise of stock options	335,300	112,381
Add contributed surplus on
exercise of stock options	-	10,600

Balance, June 30, 2004	31,478,067	$25,381,519

Warrants

	Number of Warrants	Expiry Date	Exercise Price Range

Outstanding, December 31, 2004 and June 30, 2005	1,848,105	August 7, 2005 to September 18, 2008	$0.80 to $2.25

At June 30, 2005, the following share purchase warrants were outstanding:

Number of Warrants	Expiry Date	Exercise Price Range
1,509,000	September 18, 2005/2006/2007/2008	$1.50/1.75/2.00/2.25
103,750	August 7, 2005	0.80
140,000	December 30, 2005	1.85
68,355	December 30, 2005	2.25
27,000	August 16, 2005	2.25
1,848,105

ALMADEN MINERALS LTD.
Notes to Consolidated Interim Financial Statements

(unaudited)

5.

SHARE CAPITAL (Continued)

Options

During the six months ended June 30, 2005, the Company amended its stock option plan from a fixed stock option plan of 2,900,000 shares reserved for issuance to a fixed  maximum percentage of 10% of the common shares issued and outstanding from time to time.  At June 30, 2005, the Company has reserved 7,806 stock options that may be granted.  The exercise price of an option cannot be less than the closing price of the common shares on the Toronto Stock Exchange on the day immediately preceding the grant of the option and the maximum term of all options is ten years.  The Company also has stock options outstanding relating to the period before the introduction of the fixed stock option plan.

The Board of Directors determines the term of the option (to a maximum of 5 years) and the time during which any option may vest.  All options granted during the six months ended June 30, 2005 vested on the date granted.

The following table presents the outstanding options as at June 30, 2005 and changes during the period:

Fixed Options	Shares	Weighted Average Exercise Price

Outstanding at December 31, 2004	4,206,783	$ 0.91
Granted	240,000	1.79
Exercised	(335,300)	0.34
Outstanding at June 30, 2005	4,111,483	$ 1.01
Options exercisable at June 30, 2005	4,111,483

The following table summarizes information about stock options outstanding at June 30, 2005:

Options Outstanding and Exercisable
Number	Expiry	Exercise
of Shares	Date	Price

35,000	January 28, 2006	$ 2.35
270,000	March 1, 2006	0.30
75,792	August 23, 2006	0.27
900,000	February 28, 2007	0.55
379,000	February 26, 2008	0.80
50,000	April 7, 2008	0.74
40,000	September 26, 2008	1.37
581,691	October 7, 2008	0.45
154,000	December 1, 2009	0.39
1,386,000	December 14, 2009	1.67
240,000	June 17, 2010	1.79
4,111,483

ALMADEN MINERALS LTD.
Notes to Consolidated Interim Financial Statements

(unaudited)

5.

SHARE CAPITAL (Continued)

The weighted-average grant date fair value assigned to stock options granted during the six months ended June 30, 2005 was $0.89.  The fair value of these options were determined on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

Risk free interest rate	3.45%
Expected life	4 years
Expected volatility	61%
Expected dividends	$Nil

Contributed surplus

Balance, December 31, 2004	$ 1,598,354
Stock-based compensation on issue of options	213,600
Exercise of stock options	(10,600)

Balance, June 30, 2005	$ 1,801,354

6.         RELATED PARTY TRANSACTIONS

A company controlled by the founding shareholder of the Company was paid $52,800 for technical services and $8,470 for map preparation and website management during the six months ended June 30, 2005.

A company controlled by a relative of the founding shareholder of the Company was paid $40,000 for geological services during the six months ended June 30, 2005.

An officer of the Company was paid $30,068 for professional services rendered during the six months ended June 30, 2005.

ALMADEN MINERALS LTD.
Consolidated Interim Schedule of General and Administrative Expenses

(unaudited)

	Six Months Ended June 30,
	2005	2004

Bank charges and interest	$3,548	$3,827
Depreciation	53,439	28,837
Insurance	4,242	3,287
Office and licenses	75,367	53,759
Professional fees	61,799	104,287
Rent	54,736	50,865
Stock exchange fees	26,103	21,032
Telephone	5,642	7,080
Transfer agent fees	9,405	9,712
Travel and promotion	50,056	91,839
	$344,337	$374,525